Exhibit 99.1

InSite Vision Reports Second Quarter 2010 Financial Results

Alameda, Calif., August 5, 2010 – InSite Vision Incorporated (OTCBB: INSV) today reported operating and financial results for the quarter ended June 30, 2010.

Pipeline Updates

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In June 2010, InSite Vision filed an Investigational New Drug application (IND) for a Phase 1/2 clinical trial of ISV-303, a topical anti-inflammatory and pain product candidate that combines a low concentration of bromfenac in DuraSite. InSite Vision is developing ISV-303 to reduce the pain and swelling associated with ocular surgery and plans to initiate the Phase 1/2 clinical trial in the third quarter of 2010.

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InSite Vision is working with the United States Food and Drug Administration (FDA) to obtain a Special Protocol Assessment (SPA) for the Phase 3 development program of ISV-502 and ISV-305, two novel products based on the company’s proprietary DuraSite® technology. ISV-502 (a combination of azithromycin and dexamethasone in DuraSite) and ISV-305 (dexamethasone in DuraSite) are both being developed for the treatment of blepharitis, an ocular disease characterized by inflammation of the eyelids.

“We are committed to building value in our pipeline programs and the second quarter 2010 reflects continued progress in our efforts,” said Louis Drapeau, InSite Vision’s Chief Executive Officer. “A clinical trial for ISV-303 is set to begin shortly. At the same time, we are making important strides in the planning of a Phase 3 clinical program for ISV-502 and ISV-305 for blepharitis, and believe that our approach in working closely with the FDA will enable us to reduce risks while efficiently obtaining efficacy data on two products.”

Second Quarter 2010 Results Summary

Revenues in the second quarter of 2010 were $2.5 million compared to $1.9 million for the second quarter of 2009. Second quarter 2010 revenues included royalties from sales of AzaSite® (azithromycin ophthalmic solution) 1% by Inspire Pharmaceuticals and global net product sales of Besivance™ (besifloxacin ophthalmic suspension) 0.6% by Bausch & Lomb. Both AzaSite and Besivance utilize InSite Vision’s proprietary DuraSite® drug delivery technology. Second quarter 2009 revenues included royalties from sales of AzaSite by Inspire Pharmaceuticals and the amortization and recognition of international license fee payments for AzaSite.

Research and development (R&D) expenses for the second quarter 2010 were $1.0 million compared to $1.3 million in the second quarter 2009. The decrease in R&D expenses was primarily driven by the corporate restructuring that occurred in March 2009. General and administrative (G&A) expenses were $1.0 million in the second quarter 2010 compared to $1.5 million in the second quarter 2009. G&A expenses in 2010 were lower due to the corporate restructuring.

Net loss for the quarter ended June 30, 2010 was $2.5 million, or $0.03 per share, compared to a net loss of $3.7 million, or $0.04 per share, in the same quarter of 2009.

InSite Vision had cash, cash equivalents and short-term investments of $20.2 million at June 30, 2010.

Conference Call

InSite Vision hosted a conference call on August 3, 2010 to discuss the company’s second quarter operating results. A telephone replay of the call is available by dialing (877) 660-6853 for domestic callers and (201) 612-7415 for international callers. All callers will need to enter the account number 286 and conference ID 354491. An archived webcast of the call is also available on the Investor Relations page of the company’s website at http://www.insitevision.com.

About InSite Vision

InSite Vision is committed to advancing new and superior ophthalmologic products for unmet eye care needs. The company’s product portfolio utilizes InSite Vision’s proven DuraSite® bioadhesive polymer core technology, an innovative platform that extends the duration of drug retention on the surface of the eye, thereby reducing frequency of treatment and improving the efficacy of topically delivered drugs. The DuraSite platform is currently leveraged in two commercial products for the treatment of bacterial eye infections, AzaSite® (azithromycin ophthalmic solution) 1%, marketed in the U.S. by Inspire Pharmaceuticals, and Besivance™ (besifloxacin ophthalmic suspension) 0.6%, marketed by Bausch & Lomb and their partner Pfizer Inc. InSite Vision’s clinical-stage ophthalmic product pipeline includes ISV-502 and ISV-305 for the treatment of eye infections, and ISV-303 for pain and swelling associated with ocular surgery. For further information on InSite Vision, please visit www.insitevision.com.

Forward-Looking Statements

This news release contains certain statements of a forward-looking nature relating to future events, including InSite’s clinical plans for ISV-502, ISV-305 and ISV-303, InSite’s plans to advance its AzaSite family of products, InSite’s corporate goals, including for fiscal 2010 and the statements in the quote from our Chief Executive Officer set forth above. Such statements entail a number of risks and uncertainties, including but not limited to: InSite’s reliance on third parties for the commercialization of its products including Inspire, Pfizer and Bausch & Lomb; the ability of InSite to enter into corporate collaborations for its product candidates; InSite’s ability to effectively pursue its strategic options and to negotiate favorable terms with respect thereto; InSite’s ability to effectively design and conduct clinical trials for ISV-502, ISV-305 and

ISV-303 and the results thereof; InSite’s ability to expand its technology platform to include additional indications; InSite’s ability to compete effectively, either alone or through its partners, with other companies offering competing products or treatments; InSite’s ability to maintain and develop additional collaborations and commercial agreements with corporate partners, including those with respect to AzaSite; InSite’s ability and willingness to commence additional clinical trials with respect to ISV-502 and InSite’s various other product candidates and the results of such trials; its ability to adequately protect its intellectual property and to be free to operate with regard to the intellectual property of others and determinations of the U.S. Patent and Trademark Office regarding same; and determinations by the U.S. Food and Drug Administration. Reference is made to the discussion of these and other risk factors detailed in InSite Vision’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K and its quarterly reports on Form 10-Q, under the caption “Risk Factors” and elsewhere in such reports. Any forward-looking statements or projections are based on the limited information currently available to InSite Vision, which is subject to change. Although any such forward-looking statements or projections and the factors influencing them will likely change, InSite Vision undertakes no obligation to update the information. Such information speaks only as of the date of its release. Actual events or results could differ materially and one should not assume that the information provided in this release is still valid at any later date.

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Contact Information

InSite Vision

Louis Drapeau, Chief Executive Officer

510.747.1220

mail@insite.com

Media inquiries

Michelle Corral

BCC Partners

415-794-8662

InSite Vision Incorporated

Condensed Consolidated Statements of Operations

For the Three and Six Months Ended June 30, 2010 and 2009

(in thousands, except per share amounts; unaudited)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
Revenues	$2,470	$1,874	$4,752	$4,127

Expenses:
Research and development	1,039	1,301	2,183	3,543
General and administrative	984	1,529	2,204	3,201
Cost of revenues, principally royalties to third parties	336	266	639	482
Severance	—	—	—	369
Impairment	—	—	—	615

Total expenses	2,359	3,096	5,026	8,210

Income (loss) from operations	111	(1,222)	(274)	(4,083)
Interest expense and other, net	(2,561)	(2,476)	(5,115)	(4,972)

Net loss	$(2,450)	$(3,698)	$(5,389)	$(9,055)

Net loss per share:
Basic	$(0.03)	$(0.04)	$(0.06)	$(0.10)

Diluted	$(0.03)	$(0.04)	$(0.06)	$(0.10)

Weighted average shares used in per-share calculation:
Basic	94,769	94,682	94,759	94,682

Diluted	94,769	94,682	94,759	94,682

Condensed Consolidated Balance Sheets

At June 30, 2010 and December 31, 2009

(in thousands; unaudited)

	June 30, 2010	December 31, 2009
Assets:
Cash, cash equivalents and short-term investments	$20,196	$24,721
Receivables, prepaid expenses and other current assets	2,699	3,294
Property and equipment, net	315	309
Debt issuance costs, net	3,715	3,922

Total assets	$26,925	$32,246

Liabilities and stockholders’ deficit:
Accounts payable and accrued expenses	$1,716	$2,266
Accrued interest	3,391	2,938
Deferred revenue	75	75
Long-term secured notes payable	60,000	60,000
Stockholders’ deficit	(38,257)	(33,033)

Total liabilities and stockholders’ deficit	$26,925	$32,246